Exhibit 10.1 Acquisition Agreement
ACQUISITION AGREEMENT

Acquisition Agreement, made this 11th day of July, 2011 among:

Lexicon United Incorporated
64-10 Alderton Street
Rego Park, New York 11374

a Delaware corporation

("Lexicon")

and

Accres Global AG
Oberneuhofstrasse 6
6340 Baar, Zug, Switzerland

a Swiss corporation
("Accres")

andAcquisition

Vela heleen Holding GMBH
Oberneuhofstrasse 6
6340 Baar, Zug, Switzerland

and

Zug Investment Group AG
c/o Prisma Treuhand und Revisions AG
6300 Zug, Switzerland

Both Swiss corporations

(the "Sellers")

and

Jerry Gruenbaum, Esquire
SEC ATTORNEYS, LLC
Two Corporate Drive, Suite 234
Shelton, Connecticut 06484

(the “Escrow Agent”)

WHEREAS;

A.           Lexicon, directly and through one or more subsidiaries, intends to engage in the trade in rough and polished diamonds.

B.   Accres, is engaged in the trade in rough and polished diamonds.  Accres has a unilateral, non-negotiable contract with Accres Mineral Trading BVBA, based in the diamonds city of Antwerp and with Mostland International FZC, based in Dubai, the United Arab Emirates.

C.           The parties hereto deem it to be in the best interest of each of them that Lexicon purchase 100 percent of the issued and outstanding capital stock of Accres for a majority controlling interest in Lexicon, and generally succeed to the business of Accres, all pursuant to such terms, provisions and conditions as the parties hereto shall agree.

NOW, THEREFORE, WITNESSETH, that for and in consideration of the premises and of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

A.           PURCHASE AND PAYMENT

1.           Purchase and Sale of Stock.

1.1           Lexicon agrees to purchase from Seller and Seller agrees to sell, assign, transfer and deliver to Lexicon 100 shares of Accres which represents 100 percent of the issued and outstanding stock of Accres all of which are owned by Sellers, 50 shares by Zug Investment Group AG and 50 shares by Vela Heleen Holding GMBH (collectively, the "Stock").

1.2           The purchase and payment for the Stock by Lexicon shall take place at the time and in the manner hereinafter provided, and the sale, assignment, transfer and delivery of the Stock by Sellers, shall take place on the Closing Date at the Closing as those terms are hereinafter defined, subject to the fulfillment of the conditions hereinafter provided.

2.           Purchase Price.

2.1           Lexicon will deliver to Escrow Agent at closing Eight Million Eight Hundred Seventy Five Thousand Twenty One (8,875,021) Series B Preferred Shares of Lexicon (the "Lexicon Shares"), each Preferred Shares is convertible and shall have the voting power equal to ten Common Shares of Lexicon in accordance with Exhibit A attached herein.

2.2           Accres has wired to the Escrow Agent’s IOLTA-Lawyers Trust Account with JPMorgan Chase Bank, N.A., ABA number 021100361, Account number 508500705465 on June 23, 2011, One Hundred Ten Thousand ($110,000.00) U.S. Dollars, for the benefit of Lexicon to be used to pay audit fees in the United States and Brazil for Lexicon to bring Lexicon current in its filings with the U.S. Securities and Exchange Commission.  The parties agree to use the services of a qualified accounting firm in Brazil and Meyler &Co., a PCAOB qualified auditing firm in the U.S. for those services.

2.3           Accres will deliver to the escrow agent at closing a note for Forty Thousand ($40,000.00) U.S. Dollars payable to the order of Elie Saltoun or his assign which note shall be paid Ten Thousand ($10,000.00) U.S. Dollars per month by wire transfer to the Escrow Agent’s IOLTA-Lawyers Trust Account with JPMorgan Chase Bank, N.A., ABA number 021100361, Account number 508500705465 for four (4) consecutive months, first payment due one month from the closing date (the Saltoun Note”) a copy of which is attached as Exhibit B.  The Escrow Agent shall notify the Note holder within 24 hours of receipt in the trust Account and will disburse the funds by wire to the Saltoun Note holder subject to prior satisfaction and release of one half of the Series A Preferred Stock obligation by Elie Saltoun in accordance with Paragraph D 3.3 below, according to instructions from the Note holder within 48 hours of receipt in his Trust Account.  The Saltoun Note is secured by the Lexicon Shares held in escrow by the Escrow Agent in accordance with Paragraph A 2.1 above.

2.4           Accres will deliver to the escrow agent at closing a note for Thirty Thousand ($30,000.00) U.S. Dollars payable to the order of Prime Atlas LLC or its assign which note shall be paid Ten Thousand ($10,000.00) U.S. Dollars per month by wire transfer to the Escrow Agent’s IOLTA-Lawyers Trust Account with JPMorgan Chase Bank, N.A., ABA number 021100361, Account number 508500705465 for three (3) consecutive months, first payment due one month after the Saltoun Note is paid off (the Atlas Note”) ”) a copy of which is attached as Exhibit C.  .  The Escrow Agent shall disburse the funds by wire to the Atlas Note holder according to instructions from the Note holder within 48 hours of receipt in his Trust Account.  The Atlas Note is secured by the Lexicon Shares held in escrow by the Escrow Agent in accordance with Paragraph A 2.1 above.

B.           ESCROW AGENT

1.           Appointment of Escrow Agent.

Lexicon, Accres and Sellers do hereby appoint Jerry Gruenbaum Esq. the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to the terms hereof (the “Escrow Appointment”).

2.           Terms.

This Escrow Appointment shall terminate upon the payment by Accres of the Saltoun and Atlas Notes and the release and delivery by the Escrow Agent of the Lexicon Shares in accordance with Exhibit A attached herein.  Escrow Agent shall be relieved of all liability and responsibility hereunder, upon the payment from his Trust Account of the Saltoun and Atlas Notes and the subsequent release and delivery by the Escrow Agent of the Lexicon Shares pursuant to the terms hereof.

3.           Duties of Escrow Agent.

3.1           The Escrow Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be take nor omitted, in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Escrow Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

3.2           The Escrow Agent shall not be responsible for the sufficiency or accuracy, the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property paid or delivered by the Escrow Agent pursuant to the provisions hereof.  In no event shall the Escrow Agent be liable with regard to the financial stability of any banking institution with which it deposits such funds.

3.3           The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event by reason of which an action would or might be taken by the Escrow Agent does not exist or has not occurred, without incurring liability for any action taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

3.4           From time to time on and after the date hereof, Accres, Lexicon and Sellers shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Escrow Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

C.           REPRESENTATIONS AND WARRANTIES OF SELLERS AND ACCRES

Sellers and Accres hereby represent and warrant to Lexicon that, as of the date hereof, the following statements are true and correct, except as to statements in Sections C.2 and C.3 which are made only by Sellers who own the Stock with respect to which the statement is made.

1.           Corporate Status.

Accres is (a) duly organized, validly existing and in good standing under the laws of Switzerland; (b) has full corporate power to own all of its properties and carry on its business as it is now being conducted; and (c) is qualified to do business in each of the jurisdictions in which it operates and the character of the properties owned by Accres or the nature of the business transacted by Accres does not make qualification necessary in any other jurisdiction or jurisdictions.

2.           Authority to Sell.

Sellers have full right, power and authority to sell, transfer and deliver the Stock owned by such Seller to Lexicon in accordance with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

3.           Ownership of Stock.

All of the Stock of Accres is owned by Vela Heleen A.G. and Zug Investment Group A.G.  Sellers hold such Stock free and clear of all liens, claims, debts, encumbrances and assessments, and any and all restrictions as to sale, assignment or transferability thereof.  Sellers have full right, power and authority to sell, transfer and deliver all of the shares of Stock owned by said Seller and the certificates therefor, sold hereunder, to Lexicon in accordance with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

D           REPRESENTATIONS AND WARRANTIES OF LEXICON

Lexicon hereby warrants and represents to Sellers and Accres that, as of the date hereof, the following statements are true and correct.

1.           Corporate Status.

Lexicon is a duly organized, validly existing and in good standing under the laws of the State of Delaware.

2.           Financial Statements.

At or prior to the date of this Agreement, Lexicon has delivered to Accres internal financial statements as of June 30, 2011, copy of which is herein attached, and said internal financial statements, including the related notes and explanatory notes, present fairly the financial position of Lexicon at the date thereof in conformity with generally accepted accounting principles.

3.           Assets and Liabilities.

3.1           Assets

At closing Lexicon shall have no assets other than its subsidiaries United Oil Services, Inc., a Nevada corporation and Engepet Energy Enterprises, Inc., a Delaware corporation, both of whom are to be spun off in accordance with Paragraph E.1 below.

3.2           Liabilities

At closing Lexicon shall have no liabilities other those owed to Meyler & Co., Lexicon’s public auditors, Continental Stock Transfer & Trust Co., Lexicon’s transfer agent, Vintage Filings and the 36,250 shares of Series A Convertible Preferred Stock in accordance with Paragraph D 3.3 below.

3.3           Series A Preferred Stock

The Company has issued 36,250 shares of 8½% non-cumulative, convertible Series A preferred stock, par value $.001 per share for the purchase price of $2.00 per share, for a total of $72,500.  Each share of Series A Preferred Stock is convertible into shares of common stock at a conversion rate of $1.50 per share prior to the date of mandatory redemption (eighteen months from date of issue at the original issuance price).  Automatic conversion occurs when the bid price of the Company’s common stock exceeds $2.50 per share for 30 consecutive trading days.  After Closing, Lexicon shall remain liable for half the mandatory redemption or $36,250 and Elie Saltoun shall assume the liability for half the mandatory redemption or $36,250 to be secured by the Saltoun Note payment held by the Escrow Agent in accordance with Paragraph B.1 above.

4.           Capital Structure.

Lexicon (a) is authorized by its charter and applicable law to issue Forty Million (40,000,000) Common Stock, $0.001 par value of which Nine Million Eight Hundred Sixty One Thousand One Hundred Thirty Four (9,861,134) Common Stock $0.001 par value are issued and outstanding among Eighty Three (83) shareholders all of which such shares are fully paid and non-assessable; (b) is authorized by its charter and applicable law to issue Ten Million (10,000,000) Preferred Stock, $0.001 par value of which none are issued and outstanding; (c) does not have authorized, issued or outstanding any subscription, option, warrant, conversion or other rights to the issuance or receipt of shares of its capital stock except as set forth herein; (d) has all voting rights vested exclusively in the presently issued and outstanding capital stock; and (e) has outstanding no bonds, debentures or other similar evidences of indebtedness.

5.           Authority to Issue Preferred Shares.

Lexicon have full right, power and authority from a majority of its shareholders and from its Board of Directors to sell, transfer and deliver the Series B Preferred Stock to the Sellers which has the right to convert and to vote each Series B Preferred Shares for ten Common Stock in accordance with paragraph A 2.1 above.

6.           Litigation.

Lexicon is not a party to any pending or to its knowledge threatened suit, action, proceeding, prosecution or litigation nor to the knowledge of Lexicon is there any threatened or pending governmental investigation involving Lexicon or any of its operations, including inquiries, citations or complaints by any federal, state or local administration or agency.

7.           Truth of Representation.

No representation by Lexicon made in this Agreement and no statement made in any certificate or schedule furnished in connection with the transaction herein contemplated contains or will contain any knowingly untrue statement of a material fact or knowingly omits or will omit to state any material fact reasonably necessary to make any such representation or any such statement not misleading to a prospective purchaser of the Stock.

E.           CONDITIONS PRECEDENT TO CLOSING

All obligations under this Agreement are subject to the fulfillment of each of the following conditions, in addition to the fulfillment of any and all other conditions set forth in this Agreement:

1.           Spinoff of all existing businesses.

Lexicon shall spinoff its subsidiaries United Oil Services, Inc., a Nevada corporation and Engepet Energy Enterprises, Inc., a Delaware corporation at the expense of Accres and any and all other existing assets and operations of Lexicon prior to or immediately after closing to Elie Saltoun or his assigns.

2.           Corporate Action.

Prior to the Closing Date, the Board of Directors of the Lexicon shall have duly adopted resolutions to the same effect with respect to the aforesaid matters.

3.           Directors and Executive Officers.

At Closing, Elie Saltoun shall resign, and Edward Meijers shall be elected to the Board of Directors and serve as its Chief Executive Officer and Richard Fokker shall be elected to the Board of Directors and serve as its Chief Financial Officer.

3.           Elie Saltoun Shares.

Lexicon has issued and outstanding 1,200,000 Common Stock, of which 900,000 Common Stock is in the name of Omar Malheiro Silva Araugo Cert No: LU00089 and 300,000 Common Stock in the name of Manuel Da Costa Fraguas, Cert No: LU00090 all of whom are included in the total 9,861,134 Common Stock $0.001 par value issued and outstanding.  These shares when they are returned and cancelled to the Escrow Agent are to be reissued as new shares in the name of Elie Saltoun.

F.           CLOSING

The closing under this Agreement (the "Closing") and all deliveries hereunder shall take place at the office of the SEC Attorneys, Two Corporate Drive, Suite 234, Shelton, CT 06484, on July 11, 2011 or such other date as shall be agreed upon by all the parties ("the Closing date").

G.           POST CLOSING PROVSIONS

After Closing in accordance with Paragraph F above, Lexicon will do the following:

1.           Audits.

After closing Lexicon will engage an auditor in Brazil and Meyler & Co. to complete the December 31, 2010 audit and reviews for March 31, 2011 and June 30, 2011.

2.           SEC Filings.

Upon closing Lexicon will notify the U.S. Securities and Exchange Commission (the “SEC”) of its intention to withdraw its notice of termination of registration under Section 12(g) of the Securities Exchange Act of 1934, and file all missing SEC reports as soon as the audits in Paragraph G.1 are complete.

3.           Delaware Filings.

Upon closing Lexicon will change its name to Accres Holding, Inc. and notify the State of Delaware of the change in name and increase the authorized Common Stock to Two Hundred Million (200,000,000) Common Stock $0.001 par value.  Accres will pay the costs of such filings.

4.           Conversion.

Immediately after filing with the State of Delaware in accordance with Paragraph G.3, Sellers will convert their Eight Million Eight Hundred Seventy Five Thousand Twenty One (8,875,021) Preferred Shares of Lexicon to Eighty Eight Million Seven Hundred Fifty Thousand Two Hundred Ten (88,750,210)  Common Shares of Lexicon.

5.           FINRA Filings.

After compliance with Paragraphs G.1, G.2, G.3 and G.4 above, and after obtaining a new Symbol from FINRA, Lexicon shall file a Form 15c-211 to become trading on the OTC Bulletin Board.

G.           GENERAL PROVISIONS

1.           Survival of Representations, Warranties and Covenants.

Unless otherwise expressly provided herein, the representations, warranties, covenants, indemnities and other agreements herein contained shall be deemed to be continuing and shall survive the consummation of the transactions contemplated by this Agreement.

2.           Diligence.

The parties hereto agree that each shall with reasonable diligence proceed to take all action which may be reasonably required to consummate the transaction herein contemplated.

3.           Waivers.

Each party hereto may:

3.1           Extend the time for performance of any of the obligations of the other party;

3.2           Waive in writing any inaccuracies in representations and warranties made to it contained in this Agreement or any schedule hereto or any certificate or certificates delivered by any of the other parties pursuant to this Agreement; and

3.3           Waive in writing the failure of performance of any of the agreements, covenants, obligations or conditions of the other parties herein set forth, or alternatively terminate this Agreement for such failure.

4.           Non-Waiver.

The waiver by any party hereto of any breach, default, inaccuracy or failure by another party with respect to any provision in this Agreement or any schedule hereto shall not operate or be construed as a waiver of any other provision thereof or of any subsequent breach thereof.

5.           Further Assurances.

Each party hereto agrees to execute such further documents or instruments, requested by the other party, as may be reasonably necessary or desirable to effect the purposes of this Agreement and to carry out its provisions, at the expense of the party requesting the same.

6.           Entire Agreement.

This Agreement constitutes a complete statement of all the arrangements, understandings and agreements between the parties, and all prior memoranda and oral understandings with respect thereto are merged in this Agreement. There are no representations, warranties, covenants, conditions or other agreements among the parties except as herein specifically set forth, and none of the parties hereto shall rely on any statement by or on behalf of the other parties which is not contained in this Agreement.

7.           Governing Law.

Irrespective of the place of execution or performance of this Agreement, it shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware, and cannot be changed, modified, amended or terminated except in writing, signed by the parties hereto.

8.           Benefit and Assignability.

This Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, provided, however, that this Agreement cannot be assigned by any party except by or with the written consent of the others.  Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation other than the parties hereto and their respective legal representatives, successors and assigns any rights or benefits under or by reason of this Agreement.

9.           Approval of Counsel.

The form of all legal proceedings and of all papers and documents used or delivered hereunder, shall be subject to the approval of counsels to Lexicon, Accres and Sellers.

10.           Costs.

Accres shall bear its own costs and expenses of the transaction.  The costs and expenses of Sellers in connection with this Agreement and the transactions contemplated hereby shall be borne and paid by Sellers.

11.           Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

12.           Notices.

Any notices and other communications under this Agreement shall be in writing and shall be considered given if delivered personally or mailed by certified mail to the party, for whom such notice is intended, at the address indicated at the outset hereof (or at such other address as such party may specify by notice to the other parties hereto).

13.           Headings.

The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

14.           Further Action.

Any further action required or permitted to be taken under this Agreement, including giving notices, executing documents, waiving conditions, and agreeing to amendments or modifications, may be taken on behalf of a party by its Board of Directors, its President or any other person designated by its Board of Directors, and when so taken shall be deemed the action of such party.

(THE BALANCE OF THIS PAGE LEFT INTENTIONALLY BLANK)

IN WITNESS WHEREOF, the parties hereto have respectively executed this Agreement the day and year first above written.

LEXICON

Lexicon United Incorporation

By: /s/Elie Saltoun
Elie Saltoun, Chief Executive Officer

SELLERS

Zug Investment Group AG

By: /s/J.M. Erkelens
J.M. Erkelens, Managing Director

Vela Heleen Holding GMBH

By: /s/Richard Fokker
M. C. (Richard) Fokker, Managing Director

ACCRES

Accres Global AG

By: /s/Richard Fokker
M. C. (Richard) Fokker, Managing Director

ESCROW AGENT

By: /s/Jerry Gruenbaum, Esq.
Jerry Gruenbaum, Esquire

Exhibit A

Shareholder                                                                                                   Lexicon Shares

Vela Heleen Holding GMBH                                                                           4,437, 511

Zug Investment Group AG                                                                              4,437,510

Exhibit B
FORM OF PROMISSORY NOTE
July 11, 2011

FOR VALUE RECEIVED, ACCRES GLOBAL AG, a Swiss corporation located at the address stated below (“Borrower”), promises to pay to the order of ELI SALTOUN or any subsequent holder hereof (“Holder”), the principal sum of Forty Thousand and 00/100 Dollars ($40,000.00).

This Promissory Note is issued pursuant to Paragraph 2.3 of a certain Acquisition Agreement executed on July 7, 2011 (the “Agreement”), and is entitled to the benefit and security referred to therein, to which reference is hereby made for a statement of all of the terms and conditions under which the loans evidenced hereby were made.  The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Agreement.  The terms of the Agreement are hereby incorporated herein by reference.

All payments shall be applied in accordance with the Agreement.  The acceptance by Holder of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Holder’s right to receive payment in full at such time or at any prior or subsequent time. All amounts due hereunder are payable in the lawful currency of the United States of America.  This Note is secured by the Lexicon Shares as provided in Paragraph 2.3 of the Agreement.  Reference is hereby made to the Agreement for a description of the Lexicon Shares, the nature and extent of the security interest, the terms and conditions upon which the security interest was granted and the rights of the holder of the Note in respect thereof.

Time is of the essence hereof.  If the Holder does not receive from Borrower payment in full of any Scheduled Payment under this Note within 10 days after its due date, Borrower agrees to pay a five (5%) percent late fee.  Such late fee will be immediately due and payable, and is in addition to any other costs, fees and expenses that Borrower may owe as a result of such late payment.  This Note may be voluntarily prepaid at any time.  In the event Holder does not receive from Borrower payment in full of any Scheduled Payment or any other sum due under this Note within 30 days after its due date, this Note will be considered in default and Holder shall be entitled to sell the Lexicon Shares held by Escrow Agent in accordance with the Agreement to pay said note including all expenses incurred in collection, including reasonable out-of-pocket attorneys’ fees and expenses.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless such variation or modification is agreed to all parties to the Agreement.  Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

ACCRES GLOBAL AG

By:	/s/Richard Fokker

Name:	M.C. (Richard) Fokker

Title:	Managing Director

Address:	Oberneuhofstrasse 6, 6340 Baar, Switzerland

Exhibit C
FORM OF PROMISSORY NOTE
July 11, 2011

FOR VALUE RECEIVED, ACCRES GLOBAL AG, a Swiss corporation located at the address stated below (“Borrower”), promises to pay to the order of PRIME ATLAS LLC or any subsequent holder hereof (“Holder”), the principal sum of Thirty Thousand and 00/100 Dollars ($30,000.00).

This Promissory Note is issued pursuant to Paragraph 2.4 of a certain Acquisition Agreement dated as of July 6, 2011 (the “Agreement”), and is entitled to the benefit and security referred to therein, to which reference is hereby made for a statement of all of the terms and conditions under which the loans evidenced hereby were made.  The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Agreement.  The terms of the Agreement are hereby incorporated herein by reference.

All payments shall be applied in accordance with the Agreement.  The acceptance by Holder of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Holder’s right to receive payment in full at such time or at any prior or subsequent time.  All amounts due hereunder are payable in the lawful currency of the United States of America.  This Note is secured by the Lexicon Shares as provided in Paragraph 2.4 of the Agreement.  Reference is hereby made to the Agreement for a description of the Lexicon Shares, the nature and extent of the security interest, the terms and conditions upon which the security interest was granted and the rights of the holder of the Note in respect thereof.

Time is of the essence hereof.  If the Holder does not receive from Borrower payment in full of any Scheduled Payment under this Note within 10 days after its due date, Borrower agrees to pay a five (5%) percent late fee.  Such late fee will be immediately due and payable, and is in addition to any other costs, fees and expenses that Borrower may owe as a result of such late payment.  This Note may be voluntarily prepaid at any time.  In the event Holder does not receive from Borrower payment in full of any Scheduled Payment or any other sum due under this Note within 30 days after its due date, this Note will be considered in default and Holder shall be entitled to sell the Lexicon Shares held by Escrow Agent in accordance with the Agreement to pay said note including all expenses incurred in collection, including reasonable out-of-pocket attorneys’ fees and expenses.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless such variation or modification is agreed to all parties to the Agreement.  Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

ACCRES GLOBAL AG

By:	/s/Richard Fokker

Name:	M.C. (Richard) Fokker

Title:	Managing Director

Address:	Oberneuhofstrasse 6, 6340 Baar, Switzerland